                                                                    EXHIBIT 99.1

FINANCIAL CONTACT: JAMES S. GULMI  (615) 367-8325
MEDIA CONTACT: CLAIRE S. MCCALL (615) 367-8283


                    GENESCO ANNOUNCES UPCOMING PRESENTATIONS

NASHVILLE, Tenn., Feb. 20, 2001 ---- Genesco Inc. (NYSE: GCO) announced that two upcoming presentations at financial analysts' conferences will be available to the public live via the internet.

         On February 22, 2001, at 12:45 p.m. (EST), Ben T. Harris, Chairman and Chief Executive Officer; Hal N. Pennington, President and Chief Operating Officer and James S. Gulmi, Senior Vice President and Chief Financial Officer, will speak at Wells Fargo Van Kasper's Footwear Industry 2001 Conference in Las Vegas. The presentation may be accessed on the internet at www.genesco.com.

         On February 26, 2001, at 8:15 a.m. (EST), Harris, Pennington and Gulmi will speak at Bear Stearns' Seventh Annual Retail and Apparel Conference in New York. The presentation will be accessible at www.bearstearns.com\conferences\retail.

         Genesco, based in Nashville, sells footwear and accessories in 759 retail stores in the U.S., principally under the names Journeys, Johnston & Murphy, Jarman and Underground Station, and on internet websites www.journeys.com and www.johnstonmurphy.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.












                                       5